LP Reports Third Quarter 2016 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported results today for the third quarter of 2016, which included the following:

•	Sales for the third quarter of $596 million were higher by 28 percent compared to the year ago quarter.

•	Income from continuing operations was $66 million ($0.45 per diluted share).

•	Non-GAAP adjusted income from operations was $47 million ($0.32 per diluted share).

•	Adjusted EBITDA from continuing operations for the third quarter was $111 million compared to $11 million in the third quarter of 2015.

•	Cash and cash equivalents were $560 million as of September 30, 2016.

“I'm very pleased with our results this quarter," said Curt Stevens, CEO.  "Net sales in the quarter increased by 28% led by a 25% increase in SmartSide volumes and continued strength in OSB prices.  Year-to-date, net sales improved by 18% and we increased our cash by $125 million."

THIRD QUARTER RESULTS

For the third quarter of 2016, LP reported net sales of $596 million, up from $465 million in the same quarter of 2015. For the third quarter, the company reported operating income of $77 million as compared to a loss of $17 million in 2015.

For the third quarter of 2016, LP reported income from continuing operations of $66 million, or $0.45 per diluted share, as compared to a net loss of $25 million, or $0.17 per diluted share for the third quarter of 2015. Adjusted EBITDA from continuing operations for the third quarter of 2016 was $111 million compared to $11 million in the third quarter of 2015.

YEAR TO DATE RESULTS

For the nine months ended September 30, 2016, LP reported net sales of $1.7 billion compared to $1.4 billion in the first nine months of 2015. For the first nine months of 2016, LP reported income from continuing operations of $108 million, or $0.74 per diluted share, compared to a loss from continuing operations of $79 million, or $0.55 per diluted share, for the same period in 2015. Adjusted EBITDA from continuing operations for the the first nine months of 2016 was $262 million compared to $33 million for 2015. Increases in OSB pricing sold in North America accounted for $172 million increase in both operating results and adjusted EBITDA.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the third quarter of 2016 of $282 million, a $82 million increase from $200 million of net sales in the third quarter of 2015. For the third quarter of 2016, the OSB segment reported operating income of $67 million compared to operating loss of $11 million in the third quarter of 2015. For the third quarter of 2016, adjusted EBITDA from continuing operations for this segment increased by $79 million compared to the third quarter of 2015. For the third quarter of 2016 as compared to third quarter of 2015, sales volumes were up 5 percent and sales prices increased by 36 percent. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $75 million for the quarter as compared to the third quarter of 2015.

For the first nine months, OSB reported sales of $752 million, up 25 percent from the prior year and had an operating income of $127 million compared to an operating loss of $58 million in 2015. Adjusted EBITDA from continuing operations for the first nine months of 2016 was positive $172 million compared to negative $13 million in 2015. For the first nine months, sales volumes decreased 1 percent and sales prices increased 27 percent. The increase in selling price favorably impacted operating results and Adjusted EBITDA from continuing operations by approximately $161 million for the first nine months as compared to 2015.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line and a minor amount of OSB. These products are used in new construction, repair and remodeling and non-residential markets. The Siding segment reported net sales of $195 million in the third quarter of 2016, an increase of $37 million from $158 million in the year-ago third quarter. For the third quarter of 2016, the Siding segment reported operating income of $35 million compared to $17 million in the year-ago quarter. For the third quarter of 2016, the Siding segment reported $42 million in adjusted EBITDA from continuing operations, an increase of $19 million compared to the third quarter of 2015. The increase in OSB sales prices sold in this segment accounted for approximately $4 million of the increase in both operating results and adjusted EBITDA from continuing operations.

For the first nine months, Siding reported sales of $583 million, up 18 percent from the prior year and had an operating income of $104 million compared to an operating income of $79 million in 2015. Adjusted EBITDA from continuing operations for the first nine months of 2016 was $125 million compared to $95 million in 2015. The increase in OSB sales prices sold in this segment accounted for approximately $10 million of the increase in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP reported net sales in the third quarter of 2016 totaled $81 million,

up 8 percent from the year-ago quarter. Operating income increased to break even for the third quarter of 2016 from a $1 million loss in the third quarter of 2015. For the third quarter, the EWP segment showed an increase of $2 million in adjusted EBITDA from continuing operations as compared to the same quarter in 2015.

For the first nine months, EWP reported sales of $231 million, up 9 percent from the prior year and had an operating loss of $2 million compared to an operating loss of $7 million in 2015. Adjusted EBITDA from continuing operations for the first nine months of 2016 was $9 million compared to $3 million in 2015.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil. The segment reported net sales in the third quarter of 2016 of $32 million, up $5 million from $27 million in the third quarter of 2015. Operating income was $3 million for the third quarter of 2016 compared to $2 million in the third quarter of 2015. For the third quarter, LP reported adjusted EBITDA from continuing operations in this segment of $6 million, an increase of $1 million as compared to the third quarter of 2015.

For the first nine months, South America reported sales of $103 million, up 2 percent from the prior year and had an operating income of $15 million compared to $7 million in 2015. Adjusted EBITDA from continuing operations for the first nine months of 2016 was $22 million compared to $13 million in 2015.

COMPANY OUTLOOK

"Housing starts, particularly single family, should continue to grow over the next several years," continued Stevens.  "The transaction we announced this morning with Norbord will increase our flexibility to add future siding capacity and the continued focus on value-added products will improve our over-the-cycle margins," Stevens concluded.

Louisiana-Pacific Corporation is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$596.4	$464.9	$1,683.4	$1,429.6

Income (loss) from operations	$76.9	$(17.4)	$148.0	$(64.7)

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	$56.7	$(29.0)	$116.3	$(90.4)

Non-GAAP adjusted income (loss) from continuing operations	$47.2	$(16.3)	$96.7	$(46.9)

Income (loss) from continuing operations	$65.6	$(24.6)	$107.6	$(78.6)

Net income (loss)	$65.6	$(26.5)	$107.6	$(80.5)

Income (loss) from continuing operations per share - diluted	$0.45	$(0.17)	$0.74	$(0.55)

Net income (loss) per share - diluted	$0.45	$(0.19)	$0.74	$(0.57)

Weighted average shares of common stock outstanding - basic	143.7	142.6	143.3	142.3

Weighted average shares of common stock outstanding - diluted	145.4	142.6	145.2	142.3

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$596.4	$464.9	$1,683.4	$1,429.6
Operating costs and expenses:
Cost of sales	442.6	416.2	1,301.2	1,287.4
Depreciation and amortization	29.6	25.9	86.0	77.9
Selling and administrative	47.0	38.3	135.8	114.9
Loss on sale or impairment of long-lived assets, net	0.3	0.9	1.0	1.5
Other operating credits and charges, net	—	1.0	11.4	12.6
Total operating costs and expenses	519.5	482.3	1,535.4	1,494.3
Income (loss) from operations	76.9	(17.4)	148.0	(64.7)

Non-operating income (expense):
Interest expense, net of capitalized interest	(9.0)	(8.4)	(26.3)	(23.1)
Investment income	2.5	0.5	6.4	2.9
Loss on early debt extinguishment	(13.2)	—	(13.2)	—
Other non-operating items	(0.5)	(3.7)	1.4	(5.5)
Total non-operating income (expense)	(20.2)	(11.6)	(31.7)	(25.7)

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	56.7	(29.0)	116.3	(90.4)
Provision (benefit) for income taxes	(7.5)	(2.4)	13.1	(7.7)
Equity in income of unconsolidated affiliates	(1.4)	(2.0)	(4.4)	(4.1)
Income (loss) from continuing operations	65.6	(24.6)	107.6	(78.6)

Loss from discontinued operation before taxes	—	(2.9)	—	(2.9)
Benefit for income taxes	—	(1.0)	—	(1.0)
Loss from discontinued operations	—	(1.9)	—	(1.9)

Net income (loss)	$65.6	$(26.5)	$107.6	$(80.5)

Net income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.46	$(0.17)	$0.75	$(0.55)
Loss from discontinued operations	—	(0.02)	—	(0.02)
Net income (loss) per share - basic	$0.46	$(0.19)	$0.75	$(0.57)
Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.45	$(0.17)	$0.74	$(0.55)
Loss from discontinued operations	—	(0.02)	—	(0.02)
Net income (loss) per share - diluted	$0.45	$(0.19)	$0.74	$(0.57)

Weighted average shares of stock outstanding - basic	143.7	142.6	143.3	142.3
Weighted average shares of stock outstanding - diluted	145.4	142.6	145.2	142.3

CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$559.7	$434.7
Restricted cash for redemption of long-term debt	93.4	—
Receivables, net of allowance for doubtful accounts of $1.1 million at September 30, 2016 and December 31, 2015	138.0	96.4
Inventories	227.1	222.0
Prepaid expenses and other current assets	8.4	7.0
Current portion of notes receivable from asset sales	410.0	—
Assets held for sale	9.2	9.0
Total current assets	1,445.8	769.1

Timber and timberlands	50.6	53.1

Property, plant and equipment, at cost	2,459.2	2,392.5
Accumulated depreciation	(1,603.9)	(1,530.1)
Net property, plant and equipment	855.3	862.4

Goodwill	9.7	9.7
Notes receivable from asset sales	22.2	432.2
Investments in and advances to affiliates	7.4	7.7
Restricted cash	15.1	14.3
Other assets	22.4	23.0
Long-term deferred tax asset	3.9	4.8
Total assets	$2,432.4	$2,176.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$458.1	$2.1
Accounts payable and accrued liabilities	193.8	139.6
Current portion of contingency reserves	1.3	1.3
Total current liabilities	653.2	143.0

Long-term debt, excluding current portion	374.3	751.8
Deferred income taxes	86.8	99.5
Contingency reserves, excluding current portion	14.6	15.5
Other long-term liabilities	150.7	149.5

Stockholders’ equity:
Common stock	153.1	153.0
Additional paid-in capital	475.7	496.5
Retained earnings	848.1	724.2
Treasury stock	(189.6)	(210.6)
Accumulated comprehensive loss	(134.5)	(146.1)
Total stockholders’ equity	1,152.8	1,017.0
Total liabilities and stockholders’ equity	$2,432.4	$2,176.3

CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$65.6	$(26.5)	$107.6	$(80.5)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	29.6	25.9	86.0	77.9
Equity in income of unconsolidated affiliates, including dividends	—	(2.0)	0.3	(4.1)
Loss on sale or impairment of long-lived assets, net	0.3	0.9	1.0	1.5
Loss on early debt extinguishment	13.2	—	13.2	—
Other operating credits and charges, net	—	1.0	11.4	12.6
Stock-based compensation related to stock plans	3.2	2.2	9.4	7.3
Exchange (gain) loss on remeasurement	(0.2)	1.2	(0.9)	5.5
Cash settlements of contingencies, net of accruals	(0.3)	(1.0)	(1.0)	(0.5)
Cash settlements of warranties, net of accruals	(4.6)	(0.3)	(11.4)	(5.7)
Pension expense, net of contributions	—	1.1	1.4	5.5
Non-cash interest expense, net	1.4	0.8	1.6	0.7
Other adjustments, net	(0.3)	0.5	(0.3)	1.3
Changes in assets and liabilities:
(Increase) decrease in receivables	14.1	0.6	(37.0)	(16.0)
(Increase) decrease in inventories	4.8	(8.5)	(3.2)	(5.4)
(Increase) decrease in prepaid expenses	0.7	(1.8)	(1.9)	(1.0)
Increase in accounts payable and accrued liabilities	17.0	14.6	53.3	10.4
Increase (decrease) in income taxes	(9.2)	(7.5)	4.6	(10.8)
Increase in other liabilities	0.8	—	6.2	—
Net cash provided by (used in) operating activities	136.1	1.2	240.3	(1.3)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(27.6)	(33.6)	(78.7)	(67.1)
Investments in and refunds from joint ventures	—	1.7	—	1.7
(Increase)/decrease in restricted cash under letters of credit/credit facility	0.2	(0.5)	(0.1)	(5.9)
Increase in restricted cash for redemption of long-term debt	(93.4)	—	(93.4)	—
Other financing activities	(0.1)	0.1	(0.2)	0.5
Net cash used in investing activities	(120.9)	(32.3)	(172.4)	(70.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	350.0	—	350.0	—
Repayment of long-term debt	(274.8)	(0.8)	(282.7)	(2.2)
Payment of debt issuance fees	(5.0)	—	(5.0)	—
Sale of common stock, net of cash payments under equity plans	—	—	(0.1)	0.4
Taxes paid related to net share settlement of equity awards	(0.8)	(0.1)	(8.9)	(5.4)
Net cash provided by (used in) financing activities	69.4	(0.9)	53.3	(7.2)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	0.3	(1.3)	3.8	(5.7)
Net increase (decrease) in cash and cash equivalents	84.9	(33.3)	125.0	(85.0)
Cash and cash equivalents at beginning of period	474.8	481.0	434.7	532.7
Cash and cash equivalents at end of period	$559.7	$447.7	$559.7	$447.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollar amounts in millions	2016	2015	2016	2015
Net sales:
OSB	$282.1	$200.0	$751.9	$601.2
Siding	194.8	157.8	583.3	495.2
EWP	80.7	74.4	230.5	211.2
South America	31.7	26.8	103.2	101.4
Other	7.6	6.8	20.3	21.5
Intersegment sales	(0.5)	(0.9)	(5.8)	(0.9)
	$596.4	$464.9	$1,683.4	$1,429.6
Operating profit (loss):
OSB	$67.4	$(11.1)	$126.7	$(57.6)
Siding	35.2	17.2	103.9	79.3
EWP	—	(0.9)	(2.0)	(7.3)
South America	3.3	2.4	15.3	6.8
Other	(0.4)	(0.6)	(1.0)	(2.5)
Other operating credits and charges, net	—	(1.0)	(11.4)	(12.6)
Loss on sale or impairment of long-lived assets, net	(0.3)	(0.9)	(1.0)	(1.5)
General corporate and other expenses, net	(26.9)	(20.5)	(78.1)	(65.2)
Interest expense, net of capitalized interest	(9.0)	(8.4)	(26.3)	(23.1)
Investment income	2.5	0.5	6.4	2.9
Loss on early debt extinguishment	(13.2)	—	(13.2)	—
Other non-operating items	(0.5)	(3.7)	1.4	(5.5)
Income (loss) from operations before taxes	58.1	(27.0)	120.7	(86.3)
Provision (benefit) for income taxes	(7.5)	(2.4)	13.1	(7.7)
Income (loss) from continuing operations	$65.6	$(24.6)	$107.6	$(78.6)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the nine months ended September 30, 2016 and 2015.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Oriented strand board, million square feet 3/8" basis	1,116	1,050	3,262	3,143
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	63	64	189	80
Wood-based siding, million square feet 3/8" basis	316	258	1,001	888
Engineered I-Joist, million lineal feet	21	21	61	57
Laminated veneer lumber (LVL), thousand cubic feet and laminated strand lumber (LSL), thousand cubic feet	2,393	2,343	7,499	6,828